Exhibit 21-A


                        OTTER TAIL POWER COMPANY

                      Subsidiaries of the Registrant
                             March 1, 2001


Company                                        State of Organization

Minnesota-Dakota Generating Company                  Minnesota
Otter Tail Realty Company                            Minnesota
Otter Tail Energy Services Company, Inc.             Minnesota
Otter Tail Energy Management Company                 Minnesota
Otter Tail Management Corporation*                   Minnesota
ORD Corporation*                                     Minnesota
Quadrant Co.*                                        Minnesota
Varistar Corporation                                 Minnesota
Northern Pipe Products, Inc.                         North Dakota
Northern Micro, Inc.                                 North Dakota
Vinyltech Corporation                                Arizona
T.O. Plastics, Inc.                                  Minnesota
Precision Machine, Inc.                              North Dakota
Dakota Machine, Inc.                                 North Dakota
Dakota Engineering, Inc.*                            North Dakota
BTD Manufacturing, Inc.                              Minnesota
DMS Health Technologies, Inc.                        North Dakota
DMS Imaging, Inc.                                    North Dakota
DMS Leasing Corporation                              North Dakota
Aerial Contractors, Inc.                             North Dakota
Moorhead Electric, Inc.                              Minnesota
Chassis Liner Corporation                            Minnesota
Chassis Liner Credit Corp.*                          Minnesota
E. W. Wylie Corporation                              North Dakota
Midwest Information Systems, Inc.                    Minnesota
Midwest Telephone Co.                                Minnesota
Osakis Telephone Company                             Minnesota
The Peoples Telephone Company of Bigfork             Minnesota
Data Video Systems, Inc.                             Minnesota
MIS Investments, Inc.                                Minnesota
Otter Tail Communications SD, Inc.*                  South Dakota
Fargo Baseball, LLC                                  Minnesota
Fargo Sports Concession LLC                          Minnesota
KFGO, Inc.*                                          North Dakota




*Inactive